Exhibit 99.1

News

Abbott Corporate Communications

Abbott Park, Illinois 60064-6096

For Immediate Release

Contact:
Media
Melissa Brotz
(847) 935-3456

Financial Community
John Thomas
(847) 938-2655

W. JAMES FARRELL NAMED TO ABBOTT BOARD OF DIRECTORS

ABBOTT PARK, Ill., Jan. 20, 2006 – Abbott today announced that W. James Farrell, chairman of Illinois Tool Works Inc. (ITW), was named to the Abbott Board of Directors.

“We welcome Mr. Farrell to the Abbott Board,” said Miles D. White, chairman and chief executive officer, Abbott.  “He is a proven leader with a wealth of global business and management experience, and we look forward to his valuable perspective.”

Farrell has been chairman of ITW, a Fortune 200 diversified manufacturing company with 650 decentralized business units in 45 countries, since 1996.  He also served as chief executive officer of the company from 1995-2005.

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Abbott is a global, broad-based health care company devoted to the discovery, development, manufacture and marketing of pharmaceuticals and medical products, including nutritionals, devices and diagnostics.  The company employs 60,000 people and markets its products in more than 130 countries.

Abbott’s news releases and other information are available on the company’s Web site at www.abbott.com.

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